EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

The undersigned hereby certify that the Annual Report on Form 10-K of Medis Technologies Ltd. (the “Registrant”) for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 17, 2008
/s/ Robert K. Lifton
Robert K. Lifton

Chairman and Chief Executive Officer

/s/ Israel Fisher
Israel Fisher

Senior Vice President-Finance and Chief Financial Officer